Exhibit 99.1

Ceridian Reports First Quarter 2022 Results

Dayforce recurring revenue, excluding float revenue, up 31% year-over-year in the first quarter

Revenue of $293.3 million, up 25% year-over-year in the first quarter, which exceeded guidance

Adjusted EBITDA of $57.4 million, exceeding the high end of guidance

Minneapolis, MN and Toronto, ON, May 4, 2022 - Ceridian HCM Holding Inc. (“Ceridian”) (NYSE:CDAY) (TSX:CDAY), a global leader in human capital management (HCM) technology, today announced its financial results for the first quarter ended March 31, 2022.

"I am very pleased with our strong start to the year. In the first quarter, Dayforce recurring revenue excluding float grew 31% year-over-year. And, Adjusted EBITDA of $57.4 million exceeded the high end of our guidance," said David Ossip, Chair and Co-CEO of Ceridian.

“Our strong first quarter results highlight the value we’re able to deliver to our customers as we help them adapt to the new world of work,” said Leagh Turner, Co-CEO of Ceridian. “We continue to see strong demand for Dayforce with more than 35% of new customers purchasing the comprehensive suite.”

Financial Highlights for the First Quarter 20221

Revenue Highlights

•
Total revenue, which includes revenue from both Cloud and Bureau solutions, was $293.3 million for the first quarter of 2022, an increase of 25.1% on a GAAP and a constant currency basis. Excluding float revenue, total revenue was $281.9 million for the first quarter of 2022, an increase of 26.0% on a GAAP and a constant currency basis.
•
Dayforce recurring revenue was $188.6 million for the first quarter of 2022, an increase of 29.8%, or 29.4% on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $180.3 million for the first quarter of 2022, an increase of 31.0%, or 30.6% on a constant currency basis.
•
Cloud revenue, which includes both Dayforce and Powerpay revenue, was $252.0 million for the first quarter of 2022, an increase of 24.3%, or 24.2% on a constant currency basis. Excluding float revenue, Cloud revenue was $241.5 million for the first quarter of 2022, an increase of 25.1%, or 24.9% on a constant currency basis.

Other Financial Highlights

•
Cloud recurring gross margin2 was 69.3% for the first quarter of 2022, compared to 72.2%. Excluding the impact of share-based compensation and related employer taxes, severance charges, and certain other non-recurring items, cloud recurring gross margin was 75.5% for the first quarter of 2022, compared to 73.3%.3
•
Net loss was ($27.4) million for the first quarter of 2022, compared to ($19.2) million. Adjusted net income3 was $20.5 million for the first quarter of 2022, compared to $15.7 million.
•
Diluted net loss per share was $(0.18) for the first quarter of 2022, compared to $(0.13). Adjusted diluted net income per share3 was $0.13 for the first quarter of 2022, compared to $0.10. Diluted weighted average common shares outstanding were 152.1 million and 148.7 million for the first quarter of 2022 and 2021, respectively, on a GAAP basis, and 155.8 million and 155.1 million for the first quarter of 2022 and 2021, respectively, on an Adjusted basis3.
•
Adjusted EBITDA3 was $57.4 million for the first quarter of 2022, compared to $44.5 million.
•
Cash and equivalents were $354.8 million as of March 31, 2022, compared to $367.5 million as of December 31, 2021.

1 | Q1 2022 Earnings Release

•
Total debt was $1,240.5 million as of March 31, 2022, a decrease of $2.0 million, compared to $1,242.5 million as of December 31, 2021.

Dayforce Live Customer Count

•
5,609 Dayforce customers4 were live on the Dayforce platform as of March 31, 2022, an increase of 11%.
•
Dayforce recurring revenue per customer3,5 was $110,947 for the trailing twelve months ended March 31, 2022, an increase of 10%.

1 The quarterly financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in U.S. dollars unless otherwise stated.

2 Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue for the applicable solution as a percentage of total Cloud recurring revenue, which is exclusive of any product development and management or depreciation and amortization cost allocations.

3 This is a Non-GAAP financial measure. For Non-GAAP financial measures with a directly comparable GAAP financial measure, a reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, included in the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

4 Excluding the 2021 acquisitions of Ascender HCM Pty Limited ("Ascender") and ATI ROW, LLC and ADAM HCM MEXICO, S. de R.L. de C.V. (collectively, "ADAM HCM").

5 Excluding float revenue, the impact of lower employment levels in 2021 and 2020 due to the Coronavirus disease 2019 ("COVID-19") pandemic, Ascender and ADAM HCM revenue and on a constant currency basis.

Business Outlook

Based on information available as of May 4, 2022, Ceridian is issuing the following guidance for the second quarter and fiscal year of 2022 as indicated below. Comparisons are on a year-over-year basis, unless stated otherwise.

Second Quarter 2022 Guidance

•
Dayforce recurring revenue, excluding float revenue, of $182 million to $184 million, or an increase of 27% to 29% on a GAAP basis and 28% to 29% on a constant currency basis.
•
Cloud revenue of $258 million to $260 million, or an increase of 23% to 24% on a GAAP basis and 24% to 25% on a constant currency basis.
•
Total revenue of $293 million to $296 million, or an increase of 17% to 18% on a GAAP basis and 18% to 19% on a constant currency basis.
•
Float revenue of $13 million, an increase of 25% on a GAAP and constant currency basis.
•
Adjusted EBITDA of $45 million to $47 million.

Full Year 2022 Guidance

•
Dayforce recurring revenue, excluding float revenue of $751 million to $762 million, or an increase of 26% to 28% on both a GAAP basis and a constant currency basis.
•
Cloud revenue of $1,067 million to $1,083 million, or an increase of 22% to 24% on both a GAAP basis and a constant currency basis compared to previously issued guidance of $1,054 million to $1,075 million.
•
Total revenue of $1,208 million to $1,230 million, or an increase of 18% to 20% on a GAAP basis and constant currency basis compared to previously issued guidance of $1,192 million to $1,217 million.
•
Float revenue of $52 million, an increase of 27% on a GAAP and constant currency basis.
•
Adjusted EBITDA of $190 million to $205 million compared to previously issued guidance of $180 million to $195 million.

2 | Q1 2022 Earnings Release

Supplemental Guidance Details

Ceridian's guidance continues to assume productivity gains through further integration of the Excelity and Ascender acquisitions and specifically a re-balancing of resources across its global footprint.

As expected, Ceridian incurred one-time severance and restructuring costs in the first quarter of 2022 in conjunction with the re-balancing of its workforce across its global footprint. These costs amounted to $11 million in the first quarter of 2022 and were accounted for in cost of recurring revenue. Ceridian continues to expect an additional $14 million of costs associated with this re-balancing of the workforce. These remaining costs are expected to be incurred primarily in the second and third quarters, with the balance recognized in the fourth quarter of 2022. Excluding these one-time costs, we expect cloud recurring gross margin to continue to improve throughout 2022.

Ceridian's updated float guidance reflects the near-term rate environment and the rolling maturity of our laddered core portfolio.

Ceridian has not reconciled the Adjusted EBITDA range for the full year or second quarter of 2022 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Foreign Exchange

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.27, with a daily range of $1.25 to $1.29 for the three months ended March 31, 2022, compared to $1.27, with a daily range of $1.24 to $1.29 for the three months ended March 31, 2021. As of March 31, 2022, the U.S. dollar to Canadian dollar foreign exchange rate was $1.25. To present the performance of the business excluding the effect of foreign currency rate fluctuations, Ceridian presents revenue on a constant currency basis, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

For the full year and second quarter of 2022, Ceridian's guidance assumes an average U.S dollar to Canadian dollar foreign exchange rate of $1.25, compared to an average rate of $1.25 for the full year of 2022.

Conference Call Details

Ceridian will host a conference call to discuss the first quarter of 2022 earnings at 5:00 p.m. Eastern Time on May 4, 2022. A live Zoom Video Webinar of the event can be accessed at that time, through a direct registration link at https://ceridian.zoom.us/webinar/register/WN_13HXmXJ-RYy_tYlBkownIw. Alternatively, the event can be accessed from the Events & Presentations page on Ceridian’s Investor Relations website at https://investors.ceridian.com. A replay and transcript will be available after the conclusion of the live event on Ceridian’s Investor Relations website.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, the flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. The Dayforce platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Use of Non-GAAP Financial Measures

Ceridian uses certain non-GAAP financial measures in this release including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted diluted net income per share, revenue on a constant currency basis, and Dayforce recurring revenue per customer. Ceridian believes that EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate its overall operating performance. Adjusted EBITDA and Adjusted EBITDA margin are components of Ceridian’s management incentive plan and are used by management to assess performance and to compare its operating performance to its competitors. Ceridian defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, and Adjusted EBITDA as EBITDA, as adjusted to exclude foreign exchange gains

3 | Q1 2022 Earnings Release

(losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring items. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue. Adjusted net income is defined as net income (loss), as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, amortization of acquisition-related intangible assets, and other non-recurring items, all of which are adjusted for the effect of income taxes. Adjusted diluted net income per share is calculated by dividing adjusted net income by diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments. Ceridian believes that EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are helpful in highlighting management performance trends because EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income exclude the results of decisions that are outside the normal course of its business operations.

Ceridian’s presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are intended as supplemental measures of its performance that are not required by, or presented in accordance with, GAAP. EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be considered as alternatives to net income, earnings per share, or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Ceridian’s presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are included in this discussion because they are key metrics used by management to assess its operating performance.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are not defined under GAAP, are not measures of net income or any other performance measures derived in accordance with GAAP, and are subject to important limitations. Ceridian’s use of the terms EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income may not be comparable to similarly titled measures of other companies in its industry and are not measures of performance calculated in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of Ceridian’s results as reported under GAAP.

In evaluating EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, users should be aware that in the future Ceridian may incur expenses similar to those eliminated in this presentation.

Ceridian presents revenue on a constant currency basis to assess how its underlying businesses performed, excluding the effect of foreign currency rate fluctuations, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

Ceridian's Dayforce recurring revenue per customer is an indicator of the average size of our Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, Ceridian starts with Dayforce recurring revenue on a constant currency basis by applying the same exchange rate to all comparable periods for the trailing twelve months and excludes float revenue, the impact of lower employment levels in 2021 and 2020 due to the COVID-19 pandemic, and Ascender and ADAM HCM revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender and ADAM HCM. Ceridian calculates and monitors Dayforce recurring revenue per customer on a quarterly basis. Ceridian's Dayforce recurring revenue per customer may fluctuate as a result of a number of factors, including the number of live Dayforce customers and the number of customers purchasing the full HCM suite. Ceridian has not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Ceridian’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the fiscal year of 2022, as well as those relating to future

4 | Q1 2022 Earnings Release

growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Ceridian has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Ceridian’s future performance or results involve risks and uncertainties (many of which are beyond its control). In particular:

•
its inability to manage its growth effectively or execute on its growth strategy;
•
its failure to provide new or enhanced functionality and features;
•
its inability to successfully compete in the market in which we operate and expand its current offerings into new markets or further penetrate existing markets due to competition;
•
its inability to offer and deliver high-quality technical support, implementation and professional services;
•
system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information;
•
its failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards, including its ongoing consent order with the Federal Trade Commission regarding data protection;
•
its failure to properly update its solutions to enable its customers to comply with applicable laws;
•
its failure to manage its aging technical operations infrastructure;
•
its inability to maintain necessary third-party relationships, and third party software licenses, and identify errors in the software it licenses;
•
its inability to attract and retain senior management employees and highly skilled employees;
•
the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock; or
•
the duration and scope of the COVID-19 pandemic, including the uncertainty around the surge of different variants and the actions that governmental authorities may take in all the jurisdictions where we operate.

Additional factors or events that could cause Ceridian’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Ceridian to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Ceridian’s assumptions prove incorrect, its actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Ceridian’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; Ceridian will be able to maintain its relationships with its employees, customers and partners; Ceridian will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Ceridian. Any forward-looking statement made by Ceridian in this press release speaks only as of the date on which it is made. Ceridian undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

5 | Q1 2022 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2022	2021
(Dollars in millions, except share data)	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$354.8	$367.5
Restricted cash	1.9	1.9
Trade and other receivables, net	144.5	146.3
Prepaid expenses and other current assets	112.6	92.6
Total current assets before customer funds	613.8	608.3
Customer funds	7,364.2	3,535.8
Total current assets	7,978.0	4,144.1
Right of use lease asset	28.7	29.4
Property, plant, and equipment, net	134.3	128.2
Goodwill	2,336.8	2,323.6
Other intangible assets, net	330.1	332.5
Other assets	251.6	208.4
Total assets	$11,059.5	$7,166.2
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$8.3	$8.3
Current portion of long-term lease liabilities	11.2	11.3
Accounts payable	49.4	51.7
Deferred revenue	48.1	48.7
Employee compensation and benefits	69.7	77.3
Other accrued expenses	23.7	24.7
Total current liabilities before customer funds obligations	210.4	222.0
Customer funds obligations	7,418.5	3,519.9
Total current liabilities	7,628.9	3,741.9
Long-term debt, less current portion	1,215.7	1,124.4
Employee benefit plans	20.2	20.7
Long-term lease liabilities, less current portion	31.1	32.7
Other liabilities	22.8	19.0
Total liabilities	8,918.7	4,938.7
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 152,530,449 and 151,995,031 shares issued and outstanding, respectively	1.5	1.5
Additional paid in capital	2,823.8	2,860.0
Accumulated deficit	(326.6)	(309.2)
Accumulated other comprehensive loss	(357.9)	(324.8)
Total stockholders’ equity	2,140.8	2,227.5
Total liabilities and equity	$11,059.5	$7,166.2

6 | Q1 2022 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2022	2021
(Dollars in millions, except share and per share data)	(unaudited)
Revenue:
Recurring	$247.9	$196.0
Professional services and other	45.4	38.5
Total revenue	293.3	234.5
Cost of revenue:
Recurring	82.3	59.7
Professional services and other	54.5	44.7
Product development and management	40.4	25.8
Depreciation and amortization	13.0	11.1
Total cost of revenue	190.2	141.3
Gross profit	103.1	93.2
Selling, general, and administrative	122.0	95.6
Operating loss	(18.9)	(2.4)
Interest expense, net	5.8	5.6
Other (income) expense, net	(0.3)	4.6
Loss before income taxes	(24.4)	(12.6)
Income tax expense	3.0	6.6
Net loss	$(27.4)	$(19.2)
Net loss per share:
Basic	$(0.18)	$(0.13)
Diluted	$(0.18)	$(0.13)
Weighted-average shares outstanding:
Basic	152,124,151	148,716,050
Diluted	152,124,151	148,716,050

7 | Q1 2022 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2022	2021
	(Dollars in millions, unaudited)
Net loss	$(27.4)	$(19.2)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income tax benefit	4.5	0.6
Depreciation and amortization	20.9	15.0
Amortization of debt issuance costs and debt discount	1.0	1.1
Provision for doubtful accounts	0.9	0.4
Net periodic pension and postretirement cost	1.2	2.2
Share-based compensation	35.5	22.8
Change in fair value of contingent consideration	0.8	—
Other	—	1.1
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	1.0	(8.1)
Prepaid expenses and other current assets	(14.1)	(7.1)
Accounts payable and other accrued expenses	(4.6)	(2.1)
Deferred revenue	(1.1)	4.9
Employee compensation and benefits	(8.2)	(24.7)
Accrued interest	(0.4)	0.4
Accrued taxes	(3.3)	8.6
Other assets and liabilities	(1.2)	(0.4)
Net cash provided by (used in) operating activities	5.5	(4.5)
Cash Flows from Investing Activities
Purchase of customer funds marketable securities	(276.9)	(148.5)
Proceeds from sale and maturity of customer funds marketable securities	112.1	97.4
Expenditures for property, plant, and equipment	(2.1)	(3.4)
Expenditures for software and technology	(17.8)	(11.9)
Acquisition costs, net of cash and restricted cash acquired	—	(338.3)
Net cash used in investing activities	(184.7)	(404.7)
Cash Flows from Financing Activities
Increase in customer funds obligations, net	3,879.8	513.2
Proceeds from issuance of common stock under share-based compensation plans	6.0	11.3
Repayment of long-term debt obligations	(2.1)	(1.3)
Proceeds from revolving credit facility	—	295.0
Repayment of revolving credit facility	—	(295.0)
Proceeds from issuance of convertible senior notes, net of issuance costs	—	561.8
Purchases of capped calls related to convertible senior notes	—	(45.0)
Net cash provided by financing activities	3,883.7	1,040.0
Effect of exchange rate changes on cash, restricted cash, and equivalents	1.7	3.4
Net increase in cash, restricted cash, and equivalents	3,706.2	634.2
Cash, restricted cash, and equivalents at beginning of period	1,952.9	2,228.5
Cash, restricted cash, and equivalents at end of period	$5,659.1	$2,862.7
Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$354.8	$339.6
Restricted cash	1.9	2.0
Restricted cash and equivalents included in customer funds	5,302.4	2,521.1
Total cash, restricted cash, and equivalents	$5,659.1	$2,862.7

8 | Q1 2022 Earnings Release

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended March 31,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2022	2021	2022 vs. 2021		2022 vs. 2021
	(Dollars in millions)
Revenue:
Dayforce recurring, excluding float	$180.3	$137.6	31.0%	0.4%	30.6%
Dayforce float	8.3	7.7	7.8%	(—)%	7.8%
Total Dayforce recurring	188.6	145.3	29.8%	0.4%	29.4%
Powerpay recurring, excluding float	19.4	18.4	5.4%	(0.6)%	6.0%
Powerpay float	2.2	1.9	15.8%	(—)%	15.8%
Total Powerpay recurring	21.6	20.3	6.4%	(0.5)%	6.9%
Total Cloud recurring	210.2	165.6	26.9%	0.3%	26.6%
Dayforce professional services and other	41.6	36.8	13.0%	(0.6)%	13.6%
Powerpay professional services and other	0.2	0.3	(33.3)%	(—)%	(33.3)%
Total Cloud professional services and other	41.8	37.1	12.7%	(0.5)%	13.2%
Total Cloud revenue	252.0	202.7	24.3%	0.1%	24.2%
Bureau recurring, excluding float	36.8	29.3	25.6%	(1.0)%	26.6%
Bureau float	0.9	1.1	(18.2)%	(—)%	(18.2)%
Total Bureau recurring	37.7	30.4	24.0%	(1.0)%	25.0%
Bureau professional services and other	3.6	1.4	157.1%	(—)%	157.1%
Total Bureau revenue	41.3	31.8	29.9%	(0.9)%	30.8%
Total revenue	$293.3	$234.5	25.1%	(—)%	25.1%

Dayforce	$230.2	$182.1	26.4%	0.2%	26.2%
Powerpay	21.8	20.6	5.8%	(0.5)%	6.3%
Total Cloud revenue	$252.0	$202.7	24.3%	0.1%	24.2%

Dayforce, excluding float	$221.9	$174.4	27.2%	0.2%	27.0%
Powerpay, excluding float	19.6	18.7	4.8%	(0.5)%	5.3%
Cloud float	10.5	9.6	9.4%	(—)%	9.4%
Total Cloud revenue	$252.0	$202.7	24.3%	0.1%	24.2%

Cloud recurring, excluding float	$199.7	$156.0	28.0%	0.3%	27.7%
Bureau recurring, excluding float	36.8	29.3	25.6%	(1.0)%	26.6%
Total recurring, excluding float	236.5	185.3	27.6%	0.1%	27.5%
Total revenue, excluding float	$281.9	$223.8	26.0%	(—)%	26.0%
(a)
We have calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

9 | Q1 2022 Earnings Release

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables present a reconciliation of the reported results to the non-GAAP financial measures EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net loss for all periods presented:

	Three Months Ended March 31,
	2022	2021
	(Dollars in millions)
Net loss	$(27.4)	$(19.2)
Interest expense, net	5.8	5.6
Income tax expense	3.0	6.6
Depreciation and amortization	20.9	15.0
EBITDA (a)	2.3	8.0
Foreign exchange (gain) loss	(0.8)	1.9
Share-based compensation (b)	35.5	23.0
Severance charges (c)	17.3	2.1
Restructuring consulting fees (d)	1.9	7.8
Other non-recurring items (e)	1.2	1.7
Adjusted EBITDA	$57.4	$44.5
Net profit margin (f)	(9.3)%	(8.2)%
Adjusted EBITDA margin	19.6%	19.0%

(a)
We define EBITDA as net income or loss before interest, taxes, and depreciation and amortization.
(b)
Represents share-based compensation expense and related employer taxes.
(c)
Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause.
(d)
Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.
(e)
Represents (1) the impact of the fair value adjustment for the DataFuzion HCM, Inc. ("DataFuzion") contingent consideration in 2022, (2) the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status in 2022 and 2021, (3) charges of $0.3 million during the three months ended March 31, 2021 related to the abandonment of certain leased facilities.
(f)
Net profit margin is determined by calculating the percentage that net income (loss) is of total revenue.

10 | Q1 2022 Earnings Release

	Three Months Ended March 31, 2022
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions)
Cost of revenue:
Recurring
Cloud	$64.6	$3.5	$9.6	$—	$51.5
Bureau	17.7	0.4	1.5	—	15.8
Total recurring	82.3	3.9	11.1	—	67.3
Professional services and other	54.5	2.9	0.2	—	51.4
Product development and management	40.4	5.8	3.3	—	31.3
Depreciation and amortization	13.0	—	—	—	13.0
Total cost of revenue	190.2	12.6	14.6	—	163.0
Sales and marketing	58.4	5.2	2.1	—	51.1
General and administrative	63.6	17.7	0.6	10.5	34.8
Operating (loss) profit	(18.9)	35.5	17.3	10.5	44.4
Other (income) expense, net	(0.3)	—	—	(0.4)	0.1
Depreciation and amortization	20.9	—	—	(7.8)	13.1
EBITDA	$2.3	$35.5	$17.3	$2.3	$57.4
Interest expense, net	5.8	—	—	—	5.8
Income tax expense (c)	3.0	—	—	(15.0)	18.0
Depreciation and amortization	20.9	—	—	7.8	13.1
Net (loss) income	$(27.4)	$35.5	$17.3	$(4.9)	$20.5
Net (loss) income per share - basic (d)	$(0.18)	$0.23	$0.11	$(0.03)	$0.13
Net (loss) income per share - diluted (d)	$(0.18)	$0.23	$0.11	$(0.03)	$0.13

(a)
Other includes amortization of acquisition-related intangible assets, restructuring consulting fees, foreign exchange gain, the impact of the fair value adjustment for the DataFuzion contingent consideration, and the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status.
(b)
The Adjusted amount is a non-GAAP financial measure.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted basic and diluted net (loss) income per share are calculated based upon 152,124,151 and 155,766,268 weighted-average shares of common stock, respectively.

11 | Q1 2022 Earnings Release

	Three Months Ended March 31, 2021
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions)
Cost of revenue:
Recurring
Cloud	$46.1	$1.9	$—	$—	$44.2
Bureau	13.6	0.4	0.7	—	12.5
Total recurring	59.7	2.3	0.7	—	56.7
Professional services and other	44.7	1.9	—	—	42.8
Product development and management	25.8	3.1	0.2	—	22.5
Depreciation and amortization	11.1	—	—	—	11.1
Total cost of revenue	141.3	7.3	0.9	—	133.1
Sales and marketing	46.1	2.8	0.8	—	42.5
General and administrative	49.5	12.9	0.4	10.3	25.9
Operating (loss) profit	(2.4)	23.0	2.1	10.3	33.0
Other expense, net	4.6	—	—	3.3	1.3
Depreciation and amortization	15.0	—	—	(2.2)	12.8
EBITDA	$8.0	$23.0	$2.1	$11.4	$44.5
Interest expense, net	5.6	—	—	—	5.6
Income tax expense (c)	6.6	—	—	(3.8)	10.4
Depreciation and amortization	15.0	—	—	2.2	12.8
Net (loss) income	$(19.2)	$23.0	$2.1	$9.8	$15.7
Net (loss) income per share - basic (d)	$(0.13)	$0.15	$0.01	$0.07	$0.11
Net (loss) income per share - diluted (d)	$(0.13)	$0.15	$0.01	$0.06	$0.10

(a)
Other includes amortization of acquisition-related intangible assets, foreign exchange loss, restructuring consulting fees, the difference between the historical five-year average run rate and the current period actuarially determined pension expense resulting from the changes in investment strategy associated with protecting the now fully funded status of our largest U.S pension plan, and charges related to the abandonment of certain leased facilities.
(b)
The Adjusted amount is a non-GAAP financial measure.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP basic and diluted net loss per share are calculated based upon 148,716,050 weighted-average shares of common stock, and Adjusted basic and diluted net income per share are calculated based upon 148,716,050 and 155,130,391 weighted-average shares of common stock, respectively.

12 | Q1 2022 Earnings Release

Ceridian is providing the supplemental tables below to illustrate the impacts of the adjustment for amortization of acquisition-related intangible assets for the set forth historical periods indicated. All figures below are non-GAAP financial measures, and readers should refer to the “Use of Non-GAAP Financial Measures” section above for further information. Ceridian’s amortization of acquisition-related intangible assets is included within General and administrative expense; therefore, this adjustment impacts only the line items presented below.

	Three Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	Twelve Months Ended December 31, 2021
	(Dollars in millions, except share and per share data)
Adjusted, as previously reported:
General and administrative	$28.1	$37.6	$34.2	$36.1	$136.0
Operating profit	$30.8	$18.2	$18.9	$18.8	$86.7
Net income	$13.5	$9.1	$8.5	$9.3	$40.4
Net income per share- basic	$0.09	$0.06	$0.05	$0.06	$0.27
Net income per share- diluted	$0.09	$0.06	$0.05	$0.06	$0.26

Acquisition-related intangible amortization expense	$2.2	$9.8	$7.3	$4.6	$23.9

Adjusted, revised:
General and administrative	$25.9	$27.8	$26.9	$31.5	$112.1
Operating profit	$33.0	$28.0	$26.2	$23.4	$110.6
Net income	$15.7	$18.9	$15.8	$13.9	$64.3
Net income per share- basic	$0.11	$0.13	$0.11	$0.09	$0.43
Net income per share- diluted	$0.10	$0.12	$0.10	$0.09	$0.41

Weighted-averages shares outstanding - basic	148,716,050	149,293,833	150,450,595	151,465,292	150,402,321
Weighted-averages shares outstanding - diluted	155,130,391	155,360,486	156,861,973	157,799,902	156,842,934

13 | Q1 2022 Earnings Release

	Three Months Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	Twelve Months Ended December 31, 2020
	(Dollars in millions, except share and per share data)
Adjusted, as previously reported:
General and administrative	$22.7	$22.9	$25.7	$27.6	$98.9
Operating profit	$44.2	$26.2	$21.2	$19.3	$110.9
Net income	$22.0	$19.4	$17.7	$14.0	$73.1
Net income per share- basic	$0.15	$0.13	$0.12	$0.09	$0.50
Net income per share- diluted	$0.15	$0.13	$0.12	$0.09	$0.50

Acquisition-related intangible amortization expense	$0.4	$0.4	$0.8	$2.2	$3.8

Adjusted, revised:
General and administrative	$22.3	$22.5	$24.9	$25.4	$95.1
Operating profit	$44.6	$26.6	$22.0	$21.5	$114.7
Net income	$22.4	$19.8	$18.5	$16.2	$76.9
Net income per share- basic	$0.15	$0.14	$0.13	$0.11	$0.52
Net income per share- diluted	$0.15	$0.13	$0.12	$0.10	$0.50

Weighted-averages shares outstanding - basic	144,645,325	145,593,019	147,141,403	148,086,778	146,774,471
Weighted-averages shares outstanding - diluted	151,178,498	151,444,901	153,509,899	155,358,595	153,403,306

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@ceridian.com

Public Relations

1-647-417-2117

teri.murphy@ceridian.com

14 | Q1 2022 Earnings Release